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                                                                     Exhibit 4.6

                                EMCOR GROUP, INC.
                       FIFTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois and the
other Lenders from time to time
party to the Credit
Agreement referred to below

Gentlemen:

        We refer to the Credit Agreement dated as of June 19, 1996 as amended and currently in effect between EMCOR Group, Inc., DYN Specialty Contracting, Inc., Drake & Scull Engineering Ltd. and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon your acceptance hereof in the space provided for that purpose below, this letter shall serve to amend the Credit Agreement as follows:

        Section 4.3 of the Credit Agreement (which was added thereto by the December 24, 1996 Second Amendment to Credit Agreement) shall be amended by striking the date "April 30, 1997" appearing therein and substituting the date "June 30, 1997" therefor.

        This Fifth Amendment to Credit Agreement shall become effective upon receipt by the Agent of counterparts hereof which, taken together, bear the signatures of the Borrowers and the Lenders but upon satisfaction of such condition the effectiveness hereof shall relate back to April 30, 1997 all with the same force and effect as though the Borrowers and the Lenders had executed same on such date. Except as specifically amended hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Fifth Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. This Fifth Amendment to Credit Agreement shall be construed in accordance with and governed by the laws of Illinois and may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all one and the same instrument.


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        Dated as of this 16th day of May 1997 but to become Effective as of
April 30, 1997 as aforesaid.

                                      EMCOR GROUP, INC.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


                                      DYN SPECIALTY CONTRACTING INC.

                                      By /s/ Jeffrey M. Levy
                                         ------------------------------------
                                             Its  President
                                                  ---------------------------


                                      DRAKE & SCULL ENGINEERING LTD.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


                                      COMSTOCK CANADA, LTD.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


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         Accepted and agreed as of the date last above written.

                                      HARRIS TRUST AND SAVINGS BANK

                                      By /s/ Wes W. Frangul
                                        -------------------------------------
                                            Its  Vice President
                                               ------------------------------


                                      BANK OF SCOTLAND.

                                      By /s/ Annie Chin Tat
                                        -------------------------------------
                                            Its  Vice President
                                               ------------------------------


                                      LASALLE NATIONAL BANK

                                      By /s/ Robert W. Frentzel
                                        -------------------------------------
                                            Its  Senior Vice President
                                               ------------------------------


                                      CORESTATES BANK, N.A.

                                      By /s/ Michael J. Labrum
                                        -------------------------------------
                                            Its  Vice President
                                               ------------------------------